Exhibit d 1 a

MAINSTAY VP FUNDS TRUST

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is made as of the 13th day of January 2015, between MainStay VP Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Portfolio”, and collectively, the “Portfolios”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement, dated May 1, 2012, as amended (the “Agreement”); and

WHEREAS, the parties hereby wish to amend Schedule A of the Agreement to reflect the revised management fees with respect to the MainStay VP Emerging Markets Equity Portfolio.

NOW, THEREFORE, the parties agree as follows:

(i)	Effective January 13, 2015, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The Remainder Of This Page Has Been Left Blank Intentionally.]

Exhibit d 1 a

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Thomas Lynch	By:	/s/ Drew E. Lawton
Name:	Thomas Lynch	Name:	Drew E. Lawton
Title:	Director and Associate	Title:	Chief Executive Officer
General Counsel

MAINSTAY VP FUNDS TRUST

Attest:	/s/ Thomas Lynch	By:	/s/ Stephen P. Fisher
Name:	Thomas Lynch	Name:	Stephen P. Fisher
Title:	Assistant Secretary	Title:	President

Exhibit d 1 a

SCHEDULE A

(As of January 13, 2015)

For all services rendered by the Manager hereunder, each Portfolio of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, at annual fee equal to the following:

Portfolios	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Balanced Portfolio	0.70% up to $1 billion; and 0.65% in excess of $1 billion
MainStay VP Bond Portfolio	0.500% up to $500 million; 0.475% from $500 million to $1 billion; and 0.450% in excess of $1 billion
MainStay VP Cash Management Portfolio	0.450% up to $500 million; 0.400% from $500 million to $1 billion; and 0.350% in excess of $1 billion
MainStay VP Common Stock Portfolio	0.550% up to $500 million; 0.525% from $500 million to $1 billion; and 0.500% in excess of $1 billion
MainStay VP Conservative Allocation Portfolio	0.00%
MainStay VP Convertible Portfolio	0.600% up to $500 billion; 0.550% from $500 million to $1 billion; and 0.500% in excess of $1 billion
MainStay VP Cornerstone Growth Portfolio	0.700% up to $500 million; 0.675% from $500 million to $1 billion; and 0.650% in excess of $1 billion
MainStay VP Eagle Small Cap Growth Portfolio	0.81% on all assets
MainStay VP Emerging Markets Equity Portfolio	1.10% up to $1 billion; and 1.09 in excess of $1 billion
MainStay VP Floating Rate Portfolio	0.60% up to $1 billion; and 0.575% in excess of $1 billion

Exhibit d 1 a

Portfolios	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Government Portfolio	0.500% up to $500 million; 0.475% from $500 million to $1 billion; and 0.450% in excess of $1 billion
MainStay VP Growth Allocation Portfolio	0.00%
MainStay VP High Yield Corporate Bond Portfolio	0.570% up to $1 billion; 0.550% from $1 billion to $5 billion; and 0.525% in excess of $5 billion
MainStay VP ICAP Select Equity Portfolio	0.800% up to $250 million; 0.750% from $250 million to $1 billion; and 0.740% in excess of $1 billion
MainStay VP Income Builder Portfolio	0.570% up to $1 billion; and 0.550% in excess of $1 billion
MainStay VP International Equity Portfolio	0.890% up to $500 million; and 0.850% in excess of $500 million
MainStay VP Janus Balanced Portfolio	0.55% on all assets
MainStay VP Large Cap Growth Portfolio

0.750% up to $500 million;
0.725% from $500 million to $750 million;

0.710% from $750 million to $1 billion;

0.700% from $1 billion to $2 billion;

0.660% from $2 billion to $3 billion;

0.610% from $3 billion to $7 billion;

0.585% from $7 billion to $9 billion; and

0.575% in excess of $9 billion

MainStay VP Marketfield Portfolio	1.40% on all assets
MainStay VP MFS® Utilities Portfolio	0.73% on all assets
MainStay VP Mid Cap Core Portfolio	0.850% up to $1 billion; and 0.800% in excess of $1 billion

Exhibit d 1 a

Portfolios	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Moderate Allocation Portfolio	0.00%
MainStay VP Moderate Growth Allocation Portfolio	0.00%
MainStay VP PIMCO Real Return Portfolio	0.50% on all assets
MainStay VP S&P 500 Index Portfolio	0.250% up to $1 billion; 0.225% from $1 billion to $2 billion; 0.215% from $2 billion to $3 billion; and 0.200% in excess of $3 billion
MainStay T. Rowe Price Equity Income Portfolio	0.80% up to $500 million; and 0.775% in excess of $500 million
MainStay VP Unconstrained Bond Portfolio (Formerly MainStay Flexible Bond Opportunities Portfolio)	0.60% up to $500 million; 0.55% from $ 500 million to $1 billion; and 0.50% in excess of $1 billion
MainStay VP U.S. Small Cap Portfolio	0.800% up to $200 million; 0.750% from $200 million to $500 million; 0.725% from $500 million to $1 billion; and 0.700% in excess of $1 billion
MainStay VP Van Eck Global Hard Assets Portfolio	0.89% on all assets